Scientific Games Reports Second Quarter 2017 Results and Announces Intent to Refinance a Portion of its Debt

Seventh Consecutive Quarter of Year-over-Year Growth, Driven by Gaming and Interactive Segments

Operating Income Doubles, Leading to Strong Cash Flow

LAS VEGAS, July 24, 2017 /PRNewswire/ -- Scientific Games Corporation (NASDAQ: SGMS) ("Scientific Games" or the "Company"), today reported results for the second quarter ended June 30, 2017 and announced plans to take advantage of favorable market conditions to refinance a portion of its debt to lower cash interest costs, extend debt maturities, and generally lower its cost of capital.

  Second quarter revenue rose 5 percent to $766.3 million, up from $729.2 million a year ago. The growth was driven by revenue increases in the gaming and interactive segments. Foreign exchange had an $8.0 million, or 1 percent, unfavorable impact on revenue.

  Operating income in the second quarter doubled to $117.3 million from $59.1 million a year ago, reflecting revenue growth, a more effective organizational structure and lower depreciation and amortization. Net loss declined to $39.1 million from $51.7 million in the prior-year period, reflecting the increase in operating income and a $14.1 million decrease in net interest expense, partially offset by a $26.0 million increase in the income tax provision. In addition, the prior year included a $25.2 million gain on early extinguishment of debt.

  Attributable EBITDA ("AEBITDA"), a non-GAAP financial measure defined below, increased 13 percent to $314.8 million from $279.7 million a year ago driven by higher revenue and a more effective organizational structure, which was partially offset by $7.7 million of lower EBITDA from equity investments.  The AEBITDA margin, a non-GAAP financial measure defined below, improved to 41.1 percent from 38.4 percent in the prior-year period.

  Net cash flow from operating activities increased $77.7 million to $168.5 million, from $90.8 million a year ago. The primary driver was a $61.4 million increase in net income after adjustments for non-cash items, reflecting operating improvements across the Company.

"Second quarter results represent our seventh quarter of consecutive year-over-year growth, including $169 million of cash flow from operating activities, as a result of ongoing improvements in our gaming, lottery and interactive operations," said Kevin Sheehan, Chief Executive Officer of Scientific Games. "We achieved year-over-year revenue growth in global gaming machine sales, gaming systems, table products and interactive; as well as in U.S. instant games revenue. In addition, as a result of our improving organizational structure, we increased our AEBITDA margin by 270 basis points.

"Across the Company, we are maintaining a laser focus on executing our strategies and capitalizing on our many opportunities," Sheehan added. "I am proud of all of our dedicated team members who daily commit themselves to empower our customers with the best gaming and lottery experiences in the world, while remaining focused on delivering our financial goals."

Michael Quartieri, Chief Financial Officer of Scientific Games, added, "Our focus on innovative new products, continuous process improvement and fiscal discipline have enabled us to grow operating income and cash flow, leading to a reduction in our net debt. This has resulted in our net debt leverage ratio at June 30, 2017 declining to 6.8 times twelve-month AEBITDA. With our strengthened performance, we are well positioned to further improve our capital structure and lower our cost of capital."

SUMMARY CONSOLIDATED RESULTS
($ in millions)	Three Months Ended June 30,
	2017	2016
Revenue	$766.3	$729.2
Operating income	117.3	59.1
Net loss before income taxes	(32.7)	(71.3)
Net loss(2)	(39.1)	(51.7)
Net cash provided by operating activities	168.5	90.8
Capital expenditures	78.9	81.4
Increase (decrease) in cash and cash equivalents	66.3	(44.3)

Non-GAAP Financial Measures:(1)
AEBITDA	$314.8	$279.7
AEBITDA margin	41.1%	38.4%
Free cash flow	101.0	15.0

	As of June 30,	As of Dec. 31,
Balance Sheet Measures:	2017	2016
Cash and cash equivalents	$198.2	$115.1
Principal face value of debt outstanding	8,179.4	8,235.3
Available liquidity	729.2	631.6

(1)

The financial measures "AEBITDA", "AEBITDA margin", "free cash flow", and "EBITDA from equity investments" (disclosed in a table below) are non-GAAP financial measures defined below under "Non-GAAP Financial Measures" and reconciled to the most directly comparable GAAP measures in the accompanying supplemental tables at the end of this release.

(2)	The 2017 second quarter includes $26.0 million of higher income tax provision, and the prior year included a $25.2 million non-cash gain on early extinguishment of debt.

GAMING SEGMENT HIGHLIGHTS FOR THE THREE MONTHS ENDED JUNE 30, 2017

GAMING SEGMENT	Three Months Ended
($ in millions)	June 30,		Increase/(Decrease)
	2017	2016	Amount	%
Revenue(1)
Gaming operations	$178.4	$186.0	$(7.6)	(4.1)%
Gaming machine sales	163.3	154.4	8.9	5.8%
Gaming systems	67.1	59.5	7.6	12.8%
Table products	48.4	42.0	6.4	15.2%
	$457.2	$441.9	$15.3	3.5%

Operating income	$85.9	$46.7	$39.2	83.9%
AEBITDA(2)	$226.9	$201.3	$25.6	12.7%
AEBITDA margin	49.6%	45.6%

(1)

  Gaming operations revenue is included in services revenue, gaming machine sales revenue is included in product sales revenue, and portions of gaming systems and table products revenue are included in both services revenue and product sales revenue.

(2)

  AEBITDA in the 2017 and 2016 second quarter periods included $1.5 million and $1.9 million, respectively, of EBITDA from equity investments in International Terminal Leasing ("ITL") and Roberts Communications Network, LLC ("RCN").

  Total gaming revenue increased $15.3 million, or 3 percent, compared to the year-ago period, inclusive of a $4.9 million unfavorable foreign exchange impact.

  Operating income improved $39.2 million to $85.9 million. The increase primarily reflected the benefit of the higher revenue and a more profitable business mix, along with lower depreciation and amortization compared to the 2016 second quarter. In the prior year, selling, general and administrative expense included the benefit from $7.5 million of insurance proceeds related to settlement of a legal matter.

  AEBITDA increased to $226.9 million with an AEBITDA margin of 49.6 percent, reflecting the higher revenue and more profitable business mix compared to the prior year.

  Gaming operations revenue declined $7.6 million, or 4 percent, largely reflecting a year-over-year decrease in the installed base of WAP, premium, and daily-fee participation gaming machines.  On a quarterly sequential basis, gaming operations revenue grew $6.1 million, or 4 percent, including the benefit from a 1,191-unit increase in the installed base of other leased and participation gaming machines due to the placement of additional VLTs at New York gaming facilities and the ongoing roll-out of VLTs in Greece. On a quarterly sequential basis, revenue from WAP, premium and daily-fee participation units was essentially flat, as a $1.08 increase in the average daily revenue per unit, partially reflecting the strong performance of the innovative Gamescape™ cabinet, offset a 187-unit decline of older units in the installed footprint of WAP, premium, and daily-fee participation units.

  Gaming machine sales revenue increased $8.9 million, or 6 percent, year over year, despite no new casino openings, primarily reflecting a 24-percent increase in shipments of U.S. and Canadian replacement gaming machines. The average sales price increased to $17,550 from $16,859 in the prior year, reflecting a favorable mix of units.  U.S. and Canadian shipments totaled 4,367 gaming machines, including 3,773 replacement units and 594 VGTs for the Illinois market. In the prior-year period, U.S. and Canadian shipments totaled 4,678 units, which comprised 3,037 replacement units, 431 VLTs to Oregon, 470 units for new casino openings and expansions, and 740 VGTs for the Illinois market. International shipments increased 421 units, or 14 percent, to 3,411 units, including 54 units for new casino openings, up from a total of 2,990 units in the prior year, which had included 125 units for new casino openings.

  Gaming systems revenue increased 13 percent to $67.1 million, primarily reflecting an increase in software and hardware sales, including shipment of innovative new iVIEW4 player-interface display units, and the installation of new systems at the ilani tribal casino, the Baha Mar Resort and the Aliante Casino Hotel.

  Table products revenue increased 15 percent to $48.4 million, principally reflecting growth in leased shufflers, proprietary table games, and progressives, including a benefit from the acquisition of DEQ Systems Corp. completed on January 18, 2017.

LOTTERY SEGMENT HIGHLIGHTS FOR THE THREE MONTHS ENDED JUNE 30, 2017

LOTTERY SEGMENT	Three Months Ended
($ in millions)	June 30,		Increase/(Decrease)
	2017	2016	Amount	%
Revenue
Instant games	$149.4	$150.9	$(1.5)	(1.0)%
Services	41.2	44.1	(2.9)	(6.6)%
Product sales	11.7	8.9	2.8	31.5%
	$202.3	$203.9	$(1.6)	(0.8)%

Operating income	$70.3	$57.9	$12.4	21.4%
AEBITDA(1)	$95.6	$95.2	$0.4	0.4%
AEBITDA margin	47.3%	46.7%

(1)

  AEBITDA in the 2017 and 2016 second quarter periods included $11.6 million and $18.9 million, respectively, of EBITDA from equity investments in Lotterie Nazionali S.r.l. ("LNS"), Northstar New Jersey Lottery Group, LLC, Beijing Guard Libang Technology Co., Ltd., Beijing CITIC Scientific Games Technology Co. Ltd. ("CSG"), Hellenic Lotteries S.A. ("Hellenic Lotteries") and Northstar Lottery Group, LLC ("Northstar Illinois").

  Total lottery revenue decreased $1.6 million, or 1 percent, inclusive of a $2.2 million unfavorable foreign exchange impact compared to the year-ago period.

  Operating income increased $12.4 million, primarily reflecting a more profitable business mix coupled with lower selling, general and administrative expense and lower depreciation and amortization.

  AEBITDA was essentially flat at $95.6 million compared to $95.2 million in the prior year, primarily reflecting a more profitable business mix and lower selling, general and administrative expense, offset by $7.3 million of lower EBITDA from equity investments, which had benefited in the prior-year period from a multi-year, value-added tax credit at our LNS joint venture. The AEBITDA margin increased to 47.3 percent, largely reflecting a more profitable business mix and lower selling, general and administrative expense.

  Instant games revenue decreased $1.5 million, as a $4.9 million, or 5 percent, increase in U.S. revenue was offset by a $6.4 million decline in international revenue, reflecting unfavorable timing of instant game launches in markets with price-per-unit contracts and an unfavorable foreign exchange impact of $1.8 million. During the second quarter, the Company won a four-year contract, with two two-year extension options to continue to provide the New Hampshire Lottery with instant games and services, and more recently won a six-year contract, with two extension options for up to four more years, to continue to be the primary supplier of instant games and services to Colorado.

  Services revenue decreased $2.9 million, primarily reflecting lower retail sales of multi-state games compared to sales in the prior year, and lower international revenue primarily due to an unfavorable foreign exchange impact of $0.4 million.  During the quarter, the Company signed a new eight-year contract with the Maryland Lottery to provide systems and services.

  Product sales revenue increased $2.8 million, primarily reflecting higher U.S. and international hardware sales.

INTERACTIVE SEGMENT HIGHLIGHTS FOR THE THREE MONTHS ENDED JUNE 30, 2017

INTERACTIVE SEGMENT	Three Months Ended
(in millions)	June 30,		Increase/(Decrease)
	2017	2016	Amount	%
Revenue
Social gaming - B2C	$91.1	$69.1	$22.0	31.8%
Other interactive - B2B	15.7	14.3	1.4	9.8%
	$106.8	$83.4	$23.4	28.1%

Operating income	$18.8	$13.7	$5.1	37.2%
AEBITDA	$24.6	$18.2	$6.4	35.2%
AEBITDA margin	23.0%	21.8%

  Total interactive revenue grew 28 percent to $106.8 million, primarily reflecting a 32 percent increase in social gaming B2C revenue due to the ongoing popularity and growth of Jackpot Party® Social Casino, coupled with the success of more recent apps, such as the introduction of the 88 Fortunes app in the first quarter of 2017, and the acquisition of Spicerack Media, Inc. completed on April 7, 2017, which included the Bingo Showdown app.

  Operating income increased 37 percent to $18.8 million, primarily reflecting the higher revenue. Selling, general and administrative expense and research and development expense increased primarily due to higher marketing expenses to support ongoing growth and pre-launch game development expenses.

  AEBITDA rose 35 percent to $24.6 million and AEBITDA margin increased to 23.0 percent, primarily reflecting higher revenue and improved operating leverage, partially offset by increased marketing costs and ongoing development initiatives underlying the rapid growth.

LIQUIDITY

Cash flows from operating activities	Three Months Ended June 30,		Increase/(Decrease)
($ in millions)	2017	2016	2017 vs. 2016
Net loss	$(39.1)	$(51.7)	$12.6
Non-cash adjustments included in net loss	179.0	165.9	13.1
Non-cash interest expense	5.1	10.2	(5.1)
Changes in deferred income taxes and other	1.7	(39.1)	40.8
Distributed earnings from equity investments	16.2	16.3	(0.1)
Changes in working capital accounts	5.6	(10.8)	16.4
Net cash provided by operating activities	$168.5	$90.8	$77.7

  Net cash flow from operating activities increased $77.7 million to $168.5 million, inclusive of approximately $6.0 million of cash payments related to the business improvement initiatives implemented in the 2016 fourth quarter.  The primary driver was a $61.4 million increase in net income after adjustment for non-cash items included in net loss.

  The change in deferred income taxes and other is a result of the valuation allowance on our deferred taxes.

  The change in working capital accounts was primarily driven by a $2.9 million decrease in accounts and notes receivables primarily due to the timing of orders and an $8.0 million decrease in inventories, partially offset by a $5.3 million unfavorable net impact from changes in other current assets and liabilities.

  Capital expenditures totaled $78.9 million for the quarter. For 2017, the Company continues to expect capital expenditures will be within a range of $280-$310 million, based on existing contractual obligations and planned investments.

  The Company announced today an intent to capitalize on its improved financials and favorable market conditions by initiating a process to amend and extend its existing term loans, with the stated purpose of reducing cash interest cost and extending the maturity out to 2024.

Earnings Conference Call

Scientific Games executive leadership will host a conference call today, July 24, 2017, at 10:00 a.m. EDT to review the Company's second quarter results. To access the call live via a listen-only webcast and presentation, please visit scientificgames.com/investors/quarterly-earnings and click on the webcast link under the Investor Information section. To access the call by telephone, please dial: 1 (412) 317-5413 (U.S. and International) and ask to join the Scientific Games Corporation call. A replay of the webcast will be archived in the Investors section on ScientificGames.com, which is updated regularly with financial and other information about the Company.

About Scientific Games

Scientific Games Corporation (NASDAQ: SGMS) is a leading developer of technology-based products and services and associated content for the worldwide gaming, lottery and interactive gaming industries. The Company's portfolio includes gaming machines and game content; casino management systems; table game products and services; instant and draw-based lottery games; lottery systems; lottery content and services; interactive gaming and social casino solutions, as well as other products and services. For more information, please visit www.scientificgames.com, which is updated regularly with financial and other information about the Company.

COMPANY CONTACTS

Investor Relations:
Bill Pfund +1 702-532-7663
Vice President, Investor Relations
bill.pfund@scientificgames.com

Media Relations:
Susan Cartwright +1 702-532-7981
Vice President, Corporate Communications
susan.cartwright@scientificgames.com

All ® notices signify marks registered in the United States. © 2017 Scientific Games Corporation. All Rights Reserved.

Forward-Looking Statements

In this press release, Scientific Games makes "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements describe future expectations, plans, results or strategies and can often be identified by the use of terminology such as "may," "will," "estimate," "intend," "plan," "continue," "believe," "expect," "anticipate," "target," "should," "could," "potential," "opportunity," "goal," or similar terminology. These statements are based upon management's current expectations, assumptions and estimates and are not guarantees of timing, future results or performance. Therefore, you should not rely on any of these forward-looking statements as predictions of future events. Actual results may differ materially from those contemplated in these statements due to a variety of risks and uncertainties and other factors, including, among other things: competition; U.S. and international economic and industry conditions, including slow growth of new gaming jurisdictions, slow addition of casinos in existing jurisdictions, and declines in the replacement cycle of gaming machines; ownership changes and consolidation in the gaming industry; opposition to legalized gaming or the expansion thereof; inability to adapt to, and offer products that keep pace with, evolving technology, including any failure of our investment of significant resources in our R&D efforts; inability to develop successful products and services and capitalize on trends and changes in our industries, including the expansion of internet and other forms of interactive gaming; laws and government regulations, including those relating to gaming licenses and environmental laws; dependence upon key providers in our social gaming business; inability to retain or renew, or unfavorable revisions of, existing contracts, and the inability to enter into new contracts; level of our indebtedness, higher interest rates, availability or adequacy of cash flows and liquidity to satisfy indebtedness, other obligations or future cash needs; inability to reduce or refinance our indebtedness; restrictions and covenants in debt agreements, including those that could result in acceleration of the maturity of our indebtedness; protection of our intellectual property, inability to license third party intellectual property, and the intellectual property rights of others; security and integrity of our products and systems and reliance on or failures in information technology and other systems; challenges or disruptions relating to the implementation of a new global enterprise resource planning system; failure to maintain internal control over financial reporting; natural events that disrupt our operations or those of our customers, suppliers or regulators; inability to benefit from, and risks associated with, strategic equity investments and relationships; failure to achieve the intended benefits of our acquisitions; incurrence of restructuring costs; implementation of complex revenue recognition standards or other new accounting standards; changes in estimates or judgments related to our impairment analysis of goodwill or other long-lived assets; fluctuations in our results due to seasonality and other factors; dependence on suppliers and manufacturers; risks relating to foreign operations, including fluctuations in foreign exchange rates, restrictions on the payment of dividends from earnings, restrictions on the import of products and financial instability, including the potential impact to our business resulting from the affirmative vote in the U.K. to withdraw from the EU, and the potential impact to our instant lottery game concession or VLT lease arrangements resulting from the recent economic and political conditions in Greece; changes in tax laws or tax rulings, or the examination of our tax positions; dependence on key employees; litigation and other liabilities relating to our business, including litigation and liabilities relating to our contracts and licenses, our products and systems, our employees (including labor disputes), intellectual property, environmental laws and our strategic relationships; influence of certain stockholders; and stock price volatility.
Additional information regarding risks, uncertainties and other factors that could cause actual results to differ materially from those contemplated in forward-looking statements is included from time to time in our filings with the SEC, including the Company's current reports on Form 8-K, quarterly reports on Form 10-Q and its latest annual report on Form 10-K filed with the SEC on March 3, 2017 (including under the headings "Forward Looking Statements" and "Risk Factors"). Forward-looking statements speak only as of the date they are made and, except for Scientific Games' ongoing obligations under the U.S. federal securities laws, Scientific Games undertakes no obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

The Company's management uses the following non-GAAP financial measures in conjunction with GAAP financial measures: AEBITDA, AEBITDA margin, free cash flow, EBITDA from equity investments, net debt and net debt leverage ratio (each, as described more fully below). These non-GAAP financial measures are presented as supplemental disclosures. They should not be considered in isolation of, as a substitute for, or superior to, the financial information prepared in accordance with GAAP, and should be read in conjunction with the Company's financial statements filed with the SEC. The non-GAAP financial measures used by the Company may differ from similarly titled measures presented by other companies.
Specifically, the Company's management uses AEBITDA to, among other things: (i) monitor and evaluate the performance of the Company's business operations; (ii) facilitate management's internal comparisons of the Company's historical operating performance; and (iii) analyze and evaluate financial and strategic planning decisions regarding future operating investments and operating budgets. In addition, the Company's management uses AEBITDA and AEBITDA margin to facilitate management's external comparisons of the Company's results to the historical operating performance of other companies that may have different capital structures and debt levels. The Company's management uses EBITDA from equity investments to monitor and evaluate the performance of the Company's equity investments. The Company's management uses net debt and net debt leverage ratio in monitoring and evaluating the Company's overall liquidity, financial flexibility and leverage.
The Company's management believes that each of these non-GAAP financial measures are useful as they provide investors with information regarding the Company's financial condition and operating performance that is an integral part of management's reporting and planning processes. In particular, the Company's management believes that AEBITDA, both on a consolidated and business segment basis, is helpful because this non-GAAP financial measure eliminates the effects of restructuring, transaction, integration or other items that management believes have less bearing on the Company's ongoing underlying operating performance. Management believes AEBITDA margin, both on a consolidated and business segment basis, is useful for analysts and investors as this measure allows an evaluation of the performance of our ongoing business operations and provides insight into the cash operating income margins generated from our business, from which capital investments are made and debt is serviced. Moreover, management believes AEBITDA and EBITDA from equity investments are useful to investors because the Company's Lottery business is also conducted through a number of equity investments, and those measures eliminate financial items from the equity investees' earnings that management believes have less bearing on the equity investees' performance. Management believes that free cash flow provides useful information regarding the Company's liquidity and its ability to service debt and fund investments. Management also believes that free cash flow is useful for investors because it provides them with an important perspective on the cash available for debt repayment and other strategic measures, after making necessary capital investments in property and equipment and necessary license payments to support the Company's ongoing business operations and taking into account cash flows relating to the Company's equity investments. Management believes that net debt and net debt leverage ratio are useful for investors in evaluating the Company's overall liquidity.

AEBITDA

AEBITDA, as used herein, is a non-GAAP financial measure that is presented as supplemental disclosure and is reconciled to net income (loss) as the directly comparable GAAP measure, which is further reconciled to operating income (loss) by business segment, as set forth in the schedules titled "Reconciliation of Net Loss to Attributable EBITDA" below. We also present AEBITDA by business segment in this earnings release. AEBITDA should not be considered in isolation of, as a substitute for, or superior to, the financial information prepared in accordance with GAAP, and should be read in conjunction with the Company's financial statements filed with the SEC. AEBITDA may differ from similarly titled measures presented by other companies.
AEBITDA, as used herein, is reconciled to net income (loss) in the following table and includes our net loss with the following adjustments: (1) interest; (2) income taxes; (3) depreciation and amortization expense and impairment charges (including goodwill impairment charges); (4) restructuring and other, which includes charges or expenses attributable to: (i) employee severance; (ii) management changes; (iii) restructuring and integration; (iv) M&A and other, which includes: (a) M&A transaction costs, (b) purchase accounting, (c) unusual items (including certain legal settlements), and (d) other non-cash items; and (v) cost savings initiatives; and (5) stock-based compensation. In addition to the preceding adjustments, we exclude earnings from equity method investments and add (without duplication) our pro rata share of the EBITDA of our equity investments.
In the third quarter of 2016, we simplified our reconciliation of AEBITDA on a prospective basis. This change does not modify our calculation or definition of AEBITDA or the items that are included as adjustments. This presentation change merely consolidates the amounts previously included in adjustments (4) and (6) above, which were previously reported as two separate line items ("M&A and other charges (incl. purchase accounting)" and "Employee termination and restructuring"), into a single line item ("Restructuring and other") in order to align with our GAAP financial statement presentation.

AEBITDA Margin

AEBITDA margin, as used herein, represents our AEBITDA (as defined above) for the three- and six-month periods ended June 30, 2017 and 2016, each calculated as a percentage of revenue. AEBITDA margin is a non-GAAP financial measure that is presented as supplemental disclosures for illustrative purposes only and is reconciled to net loss in a schedule below. We also present AEBITDA margin by business segment in this release. These amounts are reconciled to consolidated net income (loss) as the nearest GAAP measure, which is further reconciled to operating income (loss) by operating segment.

Free Cash Flow

Free cash flow, as used herein, represents net cash provided by operating activities less total capital expenditures (which includes lottery and gaming systems expenditures and other intangible assets and software expenditures), less payments on license obligations, less additions to equity investments plus distributions of capital on equity investments. Free cash flow is a non-GAAP financial measure that is presented as supplemental disclosure for illustrative purposes only and is reconciled to net cash provided by operating activities in a schedule below.

EBITDA from Equity Investments

EBITDA from equity investments, as used herein, represents our share of the EBITDA (i.e., earnings (whether or not distributed to us) plus income tax expense, depreciation and amortization expense and interest (income) expense, net of other) of our joint ventures and minority investees. EBITDA from equity investments is a non-GAAP financial measure that is presented as supplemental disclosure for illustrative purposes only and is reconciled to earnings from equity investments in a schedule below.

Net Debt and Net Debt Leverage Ratio

Net debt is defined as total principal face value of debt outstanding less cash and cash equivalents. Net debt leverage ratio, as used herein, represents net debt divided by AEBITDA (as defined above) for the trailing twelve-month period.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in millions, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenue:
Services	$ 385.8	$ 363.5	$ 748.3	$ 713.8
Product sales	231.1	214.8	453.8	412.4
Instant games	149.4	150.9	289.6	285.0
Total revenue	766.3	729.2	1,491.7	1,411.2

Operating expenses:
Cost of services (1)	98.9	101.4	202.2	196.3
Cost of product sales(1)	108.7	100.7	215.3	195.1
Cost of instant games(1)	71.3	74.1	141.4	141.1
Selling, general and administrative	145.9	144.9	286.6	287.2
Research and development	48.1	51.7	90.5	101.5
Depreciation, amortization and impairments	175.0	193.1	340.1	373.7
Restructuring and other	1.1	4.2	10.3	6.9
Total operating expenses	649.0	670.1	1,286.4	1,301.8
Operating income	117.3	59.1	205.3	109.4
Other (expense) income:
Interest expense	(151.2)	(165.3)	(310.6)	(331.0)
Earnings from equity investments	3.1	8.0	12.6	11.2
Gain (loss) on extinguishment and modification of debt	-	25.2	(29.7)	25.2
Other income (expense), net	(1.9)	1.7	5.6	2.4
Total other expense, net	(150.0)	(130.4)	(322.1)	(292.2)
Net loss before income taxes	(32.7)	(71.3)	(116.8)	(182.8)
Income tax (provision) benefit	(6.4)	19.6	(23.1)	38.8
Net loss	$ (39.1)	$ (51.7)	$ (139.9)	$ (144.0)

Basic and diluted net loss per share:
Basic	$ (0.44)	$ (0.59)	$ (1.58)	$ (1.66)
Diluted	$ (0.44)	$ (0.59)	$ (1.58)	$ (1.66)

Weighted average number of shares used in per share calculations:
Basic shares	89.1	87.3	88.6	86.9
Diluted shares	89.1	87.3	88.6	86.9

(1) Exclusive of depreciation and amortization.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in millions)

	June 30,	December 31,
	2017	2016
Assets:
Cash and cash equivalents	$ 198.2	$ 115.1
Restricted cash	26.0	24.7
Accounts receivable, net	479.3	495.0
Notes receivable, net	123.3	125.4
Inventories	252.7	242.3
Prepaid expenses, deposits and other current assets	117.6	114.1
Total current assets	1,197.1	1,116.6

Restricted cash	16.6	17.1
Notes receivable, net	50.8	48.1
Property and equipment, net	574.8	612.2
Goodwill	2,930.7	2,888.4
Intangible assets, net	1,710.3	1,768.3
Software, net	378.7	409.1
Equity investments	157.1	179.9
Other assets	49.9	47.7
Total assets	$ 7,066.0	$ 7,087.4

Liabilities and Stockholders' Deficit:
Current portion of long-term debt	$ 39.5	$ 49.3
Accounts payable	213.0	188.9
Accrued liabilities	434.4	454.2
Total current liabilities	686.9	692.4

Deferred income taxes	78.2	70.2
Other long-term liabilities	236.3	235.6
Long-term debt, excluding current portion	8,062.7	8,024.9
Total stockholders' deficit	(1,998.1)	(1,935.7)
Total liabilities and stockholders' deficit	$ 7,066.0	$ 7,087.4

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Cash flows from operating activities:
Net loss	$ (39.1)	$ (51.7)	$ (139.9)	$ (144.0)
Adjustments to reconcile net loss to net cash provided by operating activities	200.3	192.4	402.1	386.3
Changes in working capital accounts	5.6	(10.8)	12.6	7.8
Changes in deferred income taxes and other	1.7	(39.1)	4.7	(58.2)
Net cash provided by operating activities	168.5	90.8	279.5	191.9

Cash flows from investing activities:
Capital expenditures	(78.9)	(81.4)	(140.2)	(132.6)
Acquisitions of businesses, net of cash acquired	(30.6)	-	(52.1)	-
Distributions of capital from equity investments	21.1	21.0	22.4	22.5
Other	8.0	4.6	10.0	6.1
Net cash used in investing activities	(80.4)	(55.8)	(159.9)	(104.0)

Cash flows from financing activities:
Payments of long-term debt, net of proceeds from issuance of long-term debt	(9.9)	(52.6)	12.6	(80.1)
Payments of debt issuance and deferred financing costs	(0.5)	-	(27.7)	-
Payments on license obligations	(9.7)	(15.4)	(19.5)	(25.0)
Net redemptions of common stock under stock-based compensation plans and other	(3.3)	(4.4)	(3.9)	(4.4)
Net cash used in financing activities	(23.4)	(72.4)	(38.5)	(109.5)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	0.3	(3.7)	2.8	(1.9)
Increase (decrease) in cash, cash equivalents and restricted cash	65.0	(41.1)	83.9	(23.5)
Cash, cash equivalents and restricted cash, beginning of period	175.8	184.4	156.9	166.8
Cash, cash equivalents and restricted cash, end of period	$ 240.8	$ 143.3	$ 240.8	$ 143.3

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
CONSOLIDATING BUSINESS SEGMENT DATA AND
RECONCILIATION OF NET LOSS TO ATTRIBUTABLE EBITDA
(Unaudited, in millions)

	Three Months Ended June 30, 2017
					Total
	Gaming	Lottery	Interactive	Corporate	Consolidated

Revenue:
Services	$ 237.8	$ 41.2	$ 106.8	$ -	$ 385.8
Product sales	219.4	11.7	-	-	231.1
Instant games	-	149.4	-	-	149.4
Total revenue	$ 457.2	$ 202.3	$ 106.8	$ -	$ 766.3

Operating expenses:
Cost of services (1)	$ 33.7	$ 24.9	$ 40.3	$ -	$ 98.9
Cost of product sales (1)	100.7	8.0	-	-	108.7
Cost of instant games (1)	-	71.3	-	-	71.3
Selling, general and administrative	65.2	13.7	32.8	34.2	145.9
Research and development	35.4	1.9	10.2	0.6	48.1
Depreciation, amortization and impairments	136.0	13.3	4.4	21.3	175.0
Restructuring and other	0.3	(1.1)	0.3	1.6	1.1
Operating income (loss)	$ 85.9	$ 70.3	$ 18.8	$ (57.7)	$ 117.3

Other (expense) income:
Interest expense					$ (151.2)
Earnings from equity investments	$ 1.1	$ 2.0	$ -	$ -	3.1
Other income, net	1.6			(3.5)	(1.9)
Total other expense, net					$ (150.0)

Net loss before income taxes					$ (32.7)
Income tax provision					(6.4)
Net loss					$ (39.1)

Reconciliation of Net Loss to Attributable EBITDA

Net loss					$ (39.1)
Restructuring and other (3)	$ 0.3	$ (1.1)	$ 0.3	$ 1.6	1.1
Depreciation, amortization and impairments	136.0	13.3	4.4	21.3	175.0
Other expense, net				3.1	3.1
Interest expense					151.2
Income tax provision					6.4
Stock-based compensation	1.6	1.5	1.1	2.9	7.1
EBITDA from equity investments (2)	1.5	11.6	-	-	13.1
Earnings from equity investments	(1.1)	(2.0)	-	-	(3.1)
Attributable EBITDA	$ 226.9	$ 95.6	$ 24.6	$ (32.3)	$ 314.8

Reconciliation to Attributable EBITDA margin
Attributable EBITDA	$ 226.9	$ 95.6	$ 24.6	$ (32.3)	$ 314.8
Revenue	$ 457.2	$ 202.3	$ 106.8	-	$ 766.3
Attributable EBITDA margin	49.6%	47.3%	23.0%		41.1%

(1) Exclusive of depreciation and amortization.
(2) The Company received $37.3 million in cash distributions and return of capital payments from its equity investees.
(3) Refer to AEBITDA definition for description of items included in this line.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
CONSOLIDATING BUSINESS SEGMENT DATA AND
RECONCILIATION OF NET LOSS TO ATTRIBUTABLE EBITDA
(Unaudited, in millions)

	Six Months Ended June 30, 2017
					Total
	Gaming	Lottery	Interactive	Corporate	Consolidated

Revenue:
Services	$ 465.0	$ 80.2	$ 203.1	$ -	$ 748.3
Product sales	432.2	21.6	-	-	453.8
Instant games	-	289.6	-	-	289.6
Total revenue	$ 897.2	$ 391.4	$ 203.1	$ -	$ 1,491.7

Operating expenses:
Cost of services (1)	$ 72.9	$ 51.4	$ 77.9	$ -	$ 202.2
Cost of product sales (1)	200.3	15.0	-	-	215.3
Cost of instant games (1)	-	141.4	-	-	141.4
Selling, general and administrative	124.2	28.0	66.0	68.4	286.6
Research and development	72.6	2.8	13.7	1.4	90.5
Depreciation, amortization and impairments	259.3	27.2	8.4	45.2	340.1
Restructuring and other	4.5	(0.8)	1.1	5.5	10.3
Operating income (loss)	$ 163.4	$ 126.4	$ 36.0	$ (120.5)	$ 205.3

Other (expense) income:
Interest expense					$ (310.6)
Earnings from equity investments	$ 3.6	$ 9.0	$ -	$ -	12.6
Loss extinguishment and modification of debt				(29.7)	(29.7)
Other income, net	2.8			2.8	5.6
Total other expense, net					$ (322.1)

Net loss before income taxes					$ (116.8)
Income tax provision					(23.1)
Net loss					$ (139.9)

Reconciliation of Net Loss to Attributable EBITDA

Net loss					$ (139.9)
Restructuring and other (3)	$ 4.5	$ (0.8)	$ 1.1	$ 5.5	10.3
Depreciation, amortization and impairments	259.3	27.2	8.4	45.2	340.1
Other expense, net				(2.0)	(2.0)
Interest expense					310.6
Income tax provision					23.1
Stock-based compensation	3.3	2.3	2.1	5.3	13.0
Loss on extinguishment and modification of debt				29.7	29.7
EBITDA from equity investments (2)	3.3	25.8	-	-	29.1
Earnings from equity investments	(3.6)	(9.0)	-	-	(12.6)
Attributable EBITDA	$ 436.6	$ 180.9	$ 47.6	$ (63.7)	$ 601.4

Reconciliation to Attributable EBITDA margin
Attributable EBITDA	$ 436.6	$ 180.9	$ 47.6	$ (63.7)	$ 601.4
Revenue	$ 897.2	$ 391.4	$ 203.1	-	$ 1,491.7
Attributable EBITDA margin	48.7%	46.2%	23.4%		40.3%

(1) Exclusive of depreciation and amortization.
(2) The Company received $41.0 million in cash distributions and return of capital payments from its equity investees.
(3) Refer to AEBITDA definition for description of items included in this line.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
CONSOLIDATING BUSINESS SEGMENT DATA AND
RECONCILIATION OF NET LOSS TO ATTRIBUTABLE EBITDA
(Unaudited, in millions)

	Three Months Ended June 30, 2016
					Total
	Gaming	Lottery	Interactive	Corporate	Consolidated

Revenue:
Services	$ 236.0	$ 44.1	$ 83.4	$ -	$ 363.5
Product sales	205.9	8.9	-	-	214.8
Instant games	-	150.9	-	-	150.9
Total revenue	$ 441.9	$ 203.9	$ 83.4	$ -	$ 729.2

Operating expenses:
Cost of services (1)	$ 44.4	$ 26.8	$ 30.2	$ -	$ 101.4
Cost of product sales (1)	93.4	7.3	-	-	100.7
Cost of instant games (1)	-	74.1	-	-	74.1
Selling, general and administrative	61.2	17.8	26.8	39.1	144.9
Research and development	38.5	2.6	8.4	2.2	51.7
Depreciation, amortization and impairments	154.3	17.2	3.8	17.8	193.1
Restructuring and other	3.4	0.2	0.5	0.1	4.2
Operating income (loss)	$ 46.7	$ 57.9	$ 13.7	$ (59.2)	$ 59.1

Other (expense) income:
Interest expense					$ (165.3)
Earnings from equity investments	$ 1.4	$ 6.6	$ -	$ -	8.0
Gain on early extinguishment of debt				25.2	25.2
Other expense, net				1.7	1.7
Total other expense, net					$ (130.4)

Net loss before income taxes					$ (71.3)
Income tax benefit					19.6
Net loss					$ (51.7)

Reconciliation of Net Loss to Attributable EBITDA

Net loss					$ (51.7)
Restructuring and other(3)	$ 3.4	$ 0.2	$ 0.5	$ 0.1	4.2
M&A and other charges (incl. purchase accounting)(3)(4)	(6.8)	-	-	3.8	(3.0)
Depreciation, amortization and impairments	154.3	17.2	3.8	17.8	193.1
Other expense, net				(2.2)	(2.2)
Interest expense					165.3
Income tax benefit					(19.6)
Stock-based compensation	1.8	1.0	0.2	3.0	6.0
Gain on early extinguishment of debt				(25.2)	(25.2)
EBITDA from equity investments (2)	1.9	18.9	-	-	20.8
Earnings from equity investments	(1.4)	(6.6)	-	-	(8.0)
Attributable EBITDA	$ 201.3	$ 95.2	$ 18.2	$ (35.0)	$ 279.7

Reconciliation to Attributable EBITDA margin
Attributable EBITDA	$ 201.3	$ 95.2	$ 18.2	$ (35.0)	$ 279.7
Revenue	$ 441.9	$ 203.9	$ 83.4	-	$ 729.2
Attributable EBITDA margin	45.6%	46.7%	21.8%		38.4%

(1) Exclusive of depreciation and amortization.
(2) The Company received $37.3 million in cash distributions and return of capital payments from its equity investees.
(3) Refer to AEBITDA definition for description of items included in this line.
(4) Includes $7.5 million of insurance proceeds related to a settlement of a legal matter.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
CONSOLIDATING BUSINESS SEGMENT DATA AND
RECONCILIATION OF NET LOSS TO ATTRIBUTABLE EBITDA
(Unaudited, in millions)

	Six Months Ended June 30, 2016

					Total
	Gaming	Lottery	Interactive	Corporate	Consolidated

Revenue:
Services	$ 468.6	$ 89.2	$ 156.0	$ -	$ 713.8
Product sales	395.0	17.4	-	-	412.4
Instant games	-	285.0	-	-	285.0
Total revenue	$ 863.6	$ 391.6	$ 156.0	$ -	$ 1,411.2

Operating expenses:
Cost of services (1)	$ 85.6	$ 54.9	$ 55.8	$ -	$ 196.3
Cost of product sales (1)	181.2	13.9	-	-	195.1
Cost of instant games (1)	-	141.1	-	-	141.1
Selling, general and administrative	129.1	34.3	51.3	72.5	287.2
Research and development	76.7	5.2	15.7	3.9	101.5
Depreciation, amortization and impairments	295.9	35.0	7.5	35.3	373.7
Restructuring and other	5.0	1.3	0.5	0.1	6.9
Operating income (loss)	$ 90.1	$ 105.9	$ 25.2	$ (111.8)	$ 109.4

Other (expense) income:
Interest expense					$ (331.0)
Earnings from equity investments	$ 1.4	$ 9.8	$ -	$ -	11.2
Gain on early extinguishment of debt				25.2	25.2
Other expense, net				2.4	2.4
Total other expense, net					$ (292.2)

Net loss before income taxes					$ (182.8)
Income tax benefit					38.8
Net loss					$ (144.0)

Reconciliation of Net Loss to Attributable EBITDA

Net loss					$ (144.0)
Restructuring and other (3)	$ 5.0	$ 1.3	$ 0.5	$ 0.1	6.9
M&A and other charges (incl. purchase accounting) (3) (4)	(5.9)	-	-	3.8	(2.1)
Depreciation, amortization and impairments	295.9	35.0	7.5	35.3	373.7
Other expense, net				(0.6)	(0.6)
Interest expense					331.0
Income tax benefit					(38.8)
Stock-based compensation	3.9	1.7	0.4	6.5	12.5
Gain on early extinguishment of debt				(25.2)	(25.2)
EBITDA from equity investments (2)	3.5	32.8	-	-	36.3
Earnings from equity investments	(1.4)	(9.8)	-	-	(11.2)
Attributable EBITDA	$ 392.5	$ 176.7	$ 33.6	$ (64.3)	$ 538.5

Reconciliation to Attributable EBITDA margin
Attributable EBITDA	$ 392.5	$ 176.7	$ 33.6	$ (64.3)	$ 538.5
Revenue	$ 863.6	$ 391.6	$ 156.0	-	$ 1,411.2
Attributable EBITDA margin	45.4%	45.1%	21.5%		38.2%

(1) Exclusive of depreciation and amortization.
(2) The Company received $38.8 million in cash distributions and return of capital payments from its equity investees.
(3) Refer to AEBITDA definition for description of items included in this line.
(4) Includes $7.5 million of insurance proceeds related to a settlement of a legal matter.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
CALCULATION OF FREE CASH FLOW
(Unaudited, in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016

Net cash provided by operating activities(1)	$ 168.5	$ 90.8	$ 279.5	$ 191.9

Less: Capital expenditures	(78.9)	(81.4)	(140.2)	(132.6)
Add: Distributions of capital from equity investments	21.1	21.0	22.4	22.5
Less: Payments on license obligations	(9.7)	(15.4)	(19.5)	(25.0)

Free cash flow(2)	$ 101.0	$ 15.0	$ 142.2	$ 56.8

(1) The 2017 includes $18.6 million of cash payments for costs in the 2016 fourth quarter related to the business improvement initiative and $4.2 million of acquisition-related expenses.

(2) The 2017 cash flows includes $52.1 million related to business acquisitions (DEQ, Spicerack and Lapis) and $27.7 million in costs related to the refinancing transactions reflected in investing and financing activities, respectively.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF EARNINGS FROM EQUITY INVESTMENT TO EBITDA FROM EQUITY INVESTMENTS
(Unaudited, in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
EBITDA from equity investments(1):
Earnings from equity investments	$ 3.1	$ 8.0	$ 12.6	$ 11.2
Add: Income tax expense	1.4	3.5	3.7	5.5
Add: Depreciation and amortization	8.6	8.8	17.1	17.5
Add: Interest expense, net of other income	-	0.5	(4.3)	2.1
EBITDA from equity investments	$ 13.1	$ 20.8	$ 29.1	$ 36.3

(1) EBITDA from equity investments includes results from the Company's participation in LNS, RCN, ITL, CSG, Beijing
Guard Libang Technology Co., Ltd., Northstar Illinois, Northstar New Jersey Lottery Group, LLC, and Hellenic Lotteries.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
CALCULATION OF NET DEBT LEVERAGE RATIO
(Unaudited, in millions, except for ratios)

Twelve Months Ended
June 30, 2017

Net loss	(349.6)
Restructuring and other	60.4
Goodwill impairment	69.0
Depreciation, amortization and impairments	705.1
Other expense, net	(10.3)
Interest expense	641.0
Income tax benefit, net	(63.1)
Stock-based compensation	35.8
Loss on extinguishment and modification of debt	29.7
EBITDA from equity investments	62.9
Earnings from equity investments	(14.4)
Attributable EBITDA	1,166.5

Principal face value of debt outstanding	8,179.4
Less: cash and cash equivalents	198.2
Net debt	7,981.2
Net debt leverage ratio	6.8

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION - SEGMENT KEY PERFORMANCE INDICATORS AND SUPPLEMENTAL REVENUE METRICS
(Unaudited, in millions, except unit, per unit data and ARPDAU)

The table below presents certain key performance indicators and supplemental revenue metrics.  The information set forth in the table below should be read in conjunction with the historical financial statements of the Company that are included in the Company's Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC.

	Three Months Ended
	June 30,	June 30,	March 31,
Gaming Revenue - Supplemental Revenue Metrics	2017	2016	2017
Revenue by Lines of Business:
Gaming operations revenue	$ 178.4	$ 186.0	$ 172.4
Gaming machine sales revenue	163.3	154.4	156.2
Gaming systems revenue	67.1	59.5	61.5
Table products revenue	48.4	42.0	49.9
Gaming revenue	$ 457.2	$ 441.9	$ 440.0

Gaming operations:
Wide-area progressive, premium and daily-fee participation revenue (1)	$ 100.2	$ 105.50	$ 98.2
Other leased, participation and services revenue (2)	78.2	80.50	74.2
Gaming operations revenue	$ 178.4	$ 186.0	$ 172.4

Gaming machine sales:
Gaming machine and other product sales revenue	$ 163.3	$ 154.4	$ 156.2

Gaming systems:
Hardware, software and services revenue	$ 40.3	$ 33.5	$ 35.3
Maintenance revenue	26.8	26.0	26.2
Gaming systems revenue	$ 67.1	$ 59.5	$ 61.5

Table products:
Table products sales revenue	$ 12.1	$ 11.6	$ 14.5
Leased table products revenue	36.3	30.4	35.4
Table products revenue	$ 48.4	$ 42.0	$ 49.9

Gaming Revenue - Key Performance Indicators
Gaming Operations
Wide-area progressive, premium and daily-fee participation units (1):
Installed base at period end	20,956	21,909	21,143
Average daily revenue per unit	$ 52.30	$ 52.85	$ 51.22

Other participation and leased units (2):
Installed base at period end	48,645	47,857	47,454
Average daily revenue per unit	$ 14.94	$ 15.95	$ 14.96

Gaming Machine Sales
U.S. and Canadian new unit shipments	4,367	4,678	5,862
International new unit shipments	3,411	2,990	2,497
New unit shipments	7,778	7,668	8,359
Average sales price per new unit	$ 17,550	$ 16,859	$ 17,015

Lottery Revenue - Supplemental Revenue Metrics
Lottery Revenue:
Instant games revenue	$ 149.4	$ 150.9	$ 140.2
Services revenue	41.2	44.1	39.0
Product sales revenue	11.7	8.9	9.9
Lottery revenue	$ 202.3	$ 203.9	$ 189.1

Instant games revenue by geography:
United States	$ 105.4	$ 100.5	$ 97.8
International	44.0	50.4	42.4
Instant games revenue	$ 149.4	$ 150.9	$ 140.2

Services revenue by geography:
United States	$ 30.1	$ 31.6	$ 27.5
International	11.1	12.5	11.5
Services revenue	$ 41.2	$ 44.1	$ 39.0

Product sales revenue by geography:
United States	$ 3.4	$ 0.8	$ 2.3
International	8.3	8.1	7.6
Product sales revenue	$ 11.7	$ 8.9	$ 9.9

Lottery Revenue - Key Performance Indicators
Change in retail sales of U.S. lottery instant games customers (3)(4)	5.3%	4.1%	2.2%
Change in retail sales of U.S. lottery systems contract customers (3)(5)	-1.0%	7.2%	-12.9%
Change in Italy retail sales of instant games (3)	-0.8%	-0.8%	-0.9%

Interactive Revenue - Supplemental Revenue Metrics
Revenue by Lines of Business:
Social gaming B2C	$ 91.1	$ 69.1	$ 80.2
Other interactive B2B	15.7	14.3	16.1
Interactive revenue	$ 106.8	$ 83.4	$ 96.3

Interactive Revenue - Key Performance Indicators
Social gaming B2C:
Average monthly active users (6)	7.5	8.0	7.7
Average daily active users (7)	2.5	2.4	2.4
Average daily revenue per daily active user (8)	$ 0.40	$ 0.31	$ 0.37
Mobile penetration (9)	72%	67%	72%

(1) Wide-area progressive, premium and daily-fee participation units comprise participation gaming machines, generally without fixed-term lease periods.

(2) Other leased, participation and services units comprise server-based gaming machines, video lottery terminals, centrally determined gaming machines, electronic table seats, Class II and other leased units.

(3) Information provided by third-party lottery operators.
(4) U.S. instant games customers' retail sales include only sales of instant games.
(5) U.S. lottery systems customers' retail sales primarily include sales of draw games, keno and instant games validated by the relevant system.
(6) Monthly Active Users (MAU) and is a count of unique visitors to our site during a month.
(7) Daily Active Users (DAU) and is a count of unique visitors to our site during a day.
(8) Average daily revenue per DAU is calculated by dividing revenue by the DAU by the number of days in the period.
(9) Mobile penetration = percentage of B2C social gaming revenue derived from mobile platforms.